Exhibit 10.35

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request.

Omissions are designated as *****. A complete version of this exhibit has been filed separately with the SEC.

OFFICE LEASE

by and between

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

(“Landlord”)

and

MARKIT WSO CORPORATION

(“Tenant”)

Dated as of

                    , 2012

TEXAS WITH BASE YEAR

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made between Teachers Insurance and Annuity Association of America, a New York corporation, for the benefit of its Real Estate Account (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Property”). The term “Centre” shall mean the Building, the Land, the other office buildings, the parking garages and the land, owned by Landlord, located between LBJ Freeway, the Dallas North Tollway, Harvest Hill Lane and Noel Road.

BASIC LEASE PROVISIONS

1.	Tenant:	Markit WSO Corporation, a Texas corporation (“Tenant”)

2.	Building:	Three Lincoln Centre 5430 LBJ Freeway Dallas, Texas 75240

3.	Description of Premises:	Suite(s): 800 and 900

	Rentable Area:	47,413 square feet of Rentable Area

	Building Size:	537,230 square feet of Rentable Area (subject to Paragraph 19)

4.	Tenant’s Proportionate Share:	8.83% (47,413 rsf / 537,230 rsf) (See Paragraph 3)

5.	Base Rent:	(See Paragraph 2)

TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

Lease Months	Base Rent per RSF (plus Electrical Costs)	Monthly Base Rent (plus Electrical Costs)
1-24	$*****	$*********
25-48	$*****	$*********
49-72	$*****	$*********
73-96	$*****	$**********
97-120	$*****	$**********
121-144	$*****	$**********

6.	Base Rent Installment Payable on the earlier of (a) 5 Business Days Before Tenant Occupies the Premises (except for Early Entry) or (b) the Commencement Date:	$*********

7.	Security Deposit Payable Upon Lease Execution:	$******************* (See Paragraph 2(c))

8.	Primary Letter of Credit Amount:	$************ (See Paragraph 21)

9.	Additional Security Letter of Credit Amount:	$********** (See Paragraph 21)

10.	Existing Lease Reimbursement	$************ (See Paragraph 20)

11.	Base Year for Operating Expenses:	2012 (See Paragraph 3)

12.	Initial Term:	One hundred forty-four (144) Lease Months, commencing on the Commencement Date and ending on the last day of the 144th Lease Month. The term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term.. (See Paragraph 1)

13.	Estimated Commencement Date:	September 1, 2012

14.	Estimated Expiration Date:	August 31, 2024

15.	Broker(s) (See Paragraph 19(k)):

	Landlord’s Broker:	Cousins Properties Services LLC

	Tenant’s Broker:	CRESA Partners

2	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

16.	Number of Parking Spaces:	Two hundred forty-two (242) total parking spaces [calculated at a rate of 5 spaces per 1,000 square feet of Rentable Area in the Premises], throughout the Initial Term (See Paragraph 18). Ninety-five (95) of such spaces will be unreserved spaces, located on the top level of the Centre’s East Garage; seventy-four (74) of such spaces will be unreserved spaces located within the Centre’s East Garage (not limited to the top level), fifty-four (54) of such spaces will be unreserved spaces located in the Centre’s West Garage (“West Garage Spaces”), provided, however, five (5) of the West Garage Spaces are terminable by Landlord upon 30 days’ notice to Tenant (all spaces in Centre’s parking garages are “Garage Spaces”) and the remaining 19 spaces will be located on the Centre’s surface parking lot. Tenant may convert up to ten (10) unreserved West Garage Spaces to reserved spaces in the Centre’s West parking garage at $** per space per month. The rental for unreserved Garage Spaces ($***** per space per month) and, so long as there is no uncured event of default, the rental for up to five (5) reserved spaces, will be abated during the Initial Term. Upon an Event of Default, then upon notice by Landlord, rental for the Garage Spaces (including the reserved spaces) will commence effective on the date of Tenant’s default.

17.	Addresses for Notices:

	To: TENANT:	To: LANDLORD:

	Prior to occupancy of the Premises:	Property Management Office:

	Markit North America, Inc. Attn: FAO General Counsel 620 8th Avenue, Floor 35 New York, NY 10018	Teachers Insurance and Annuity Association of America for the benefit of its Real Estate Account Attn: Property Manager 5420 LBJ Freeway, Suite 350 Dallas, Texas 75240

Following occupancy of the Premises: at the Premises, Attn: Peter Foster

With a copy to:

Market North America, Inc. Attn: FAO General Counsel 620 8th Avenue, Floor 35 New York, NY 10018

With respect to any default notice, a copy must be sent on the same date and by the same method as sent to Tenant to:	With respect to any default notice, a copy must be sent on the same date and by the same method as sent to Landlord to:

Miller, Egan, Molter & Nelson LLP Attn: Clay B. Pulliam 4514 Cole Avenue, Suite 1200 Dallas, Texas 75205	Munsch Hardt Kopf & Harr, P.C. Attn: B. Carl Klinke 3800 Lincoln Plaza 500 N. Akard Street Dallas, Texas 75201-6659

3	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

18.	Address for Payment of Rent:	All payments payable under this Lease shall be sent to Landlord at:

TIAA-CREF Lincoln Centre #6239 Collection P. O. Box 840029 Dallas, Texas 75284

or to such other address as Landlord may designate in writing.

19.	Guarantor:	N/A

20.	Tenant Improvement Allowance:	Up to $********* (See Exhibit B)

21.	The State:	The State of Texas

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraph 1 through Paragraph 20 which follow) and the following exhibits and addenda, all of which are incorporated herein by this reference:

Exhibit A-1	Floor Plan of the Premises
Exhibit A-2	Legal Description of the Property
Exhibit B	Work Letter
Exhibit C	Building Rules and Regulations
Exhibit D	Form Tenant Estoppel Certificate
Exhibit E	Tenant’s Commencement Letter
Exhibit F	Renewal Option
Exhibit G	Right of First Notice
Exhibit H	Janitorial Services
Exhibit I	Signage
Exhibit J	Guaranty
Exhibit K	Letter of Credit

4	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

STANDARD LEASE PROVISIONS

1. TERM

(a) The Initial Term of this Lease and the Rent (defined below) shall commence on the earliest of (i) the date that the Tenant Improvements are Substantially Completed, or (ii) the date the Tenant Improvements would have been Substantially Completed except for Tenant Delays, if any, or (iii) the date that Tenant, or any person with Tenant’s permission, occupies any portion of the Premises, except for Early Entry as defined in Exhibit B (the “Commencement Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein (the “Expiration Date”). Unless Landlord is terminating this Lease prior to the Expiration Date in accordance with the provisions hereof, Landlord shall not be required to provide notice to Tenant of the Expiration Date. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms “Tenant Improvements” and “Substantial Completion” or “Substantially Completed” are defined in the attached Exhibit B Work Letter. “Tenant Delays” consist of those delays defined in Exhibit B.

(b) The Premises will be delivered to Tenant when the Tenant Improvements have been Substantially Completed. If the Commencement Date is delayed or otherwise does not occur on the Estimated Commencement Date, set forth in Item 10 of the Basic Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing, if the Tenant Improvements in the Premises are not Substantially Completed by December 1, 2012 (subject to the Tenant Delay provisions in Exhibit B), Tenant may offset from its Base Rent obligations first accruing following the Commencement Date, an amount equal to one day of Base Rent per day for each day thereafter until the day that Landlord tenders possession of the Premises (with the Tenant Improvements Substantially Completed). If the Tenant Improvements in the Premises are not Substantially Completed by February 1, 2013 (subject to Tenant Delay provisions in Exhibit B, the “Outside Date”); then Tenant may terminate this Lease (without penalty) by giving written notice to Landlord within 5 business days after the Outside Date, provided that the Tenant Improvements are not Substantially Completed prior to Landlord’s receipt of Tenant’s termination notice. If Landlord does not actually receive Tenant’s termination notice within the foregoing 5 business-day period, Tenant is deemed to waive its right to terminate under this Paragraph 1. The abatement and termination rights afforded to Tenant under this Paragraph 1 shall be Tenant’s sole remedy for Landlord’s failure to timely Substantially Complete the Tenant Improvements and deliver the Premises by the Estimated Commencement Date.

(c) Upon Substantial Completion of the Tenant Improvements, Landlord shall prepare and deliver to Tenant, the Commencement Letter in the form of Exhibit E attached hereto (the “Commencement Letter”). Upon Tenant’s receipt of the Commencement Letter, Tenant shall either (i) acknowledge by executing a copy and returning it to Landlord, if Tenant believes the Commencement Letter is accurate, or (ii) respond to Landlord in writing with Tenant’s objection to the Commencement Letter. If Tenant fails to respond in writing as set forth in the prior sentence within ten (10) business days of its receipt of the Commencement Letter from Landlord, the Commencement Letter as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Commencement Letter. Failure of Landlord to send the Commencement Letter shall have no effect on the Commencement Date; provided, however, if, within 30 days from the Commencement Date, Landlord has not delivered the Commencement Letter to Tenant, Tenant may deliver the Commencement Letter to Landlord setting forth the Commencement Date and the date of expiration of this Lease. Thereafter, Landlord shall either (A) acknowledge by executing a copy and returning it to Tenant, if Landlord believes the Commencement Letter is accurate, or (B) respond to Tenant in writing with Landlord’s objection to the Commencement Letter. If Landlord fails to respond in writing as set forth in the prior sentence within ten (10) business days of its receipt of the Commencement Letter from Tenant, the Commencement Letter as sent by Tenant shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Commencement Letter.

5	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

2. BASE RENT AND SECURITY DEPOSIT

(a) Tenant agrees to pay during each month of the Lease Term as Base Rent (“Base Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions.

(b) Except as expressly provided to the contrary herein, Base Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each Lease Month thereafter until the expiration of the Lease Term. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Base Rent and Additional Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c) Simultaneously with the execution of this Lease, Tenant has paid Landlord the security deposit (the “Security Deposit”) in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant, if applicable. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.

If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning and restoration of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the terms hereof, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may reasonably spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for reasonable costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder and Landlord’s exercise of its remedies set forth in Paragraph 12(b)(ii). The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages.

(d) The parties agree that for all purposes hereunder the Premises and the Building shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions. Upon the request of Landlord during any extension or renewal of the Initial Term, Landlord’s architect shall verify the exact number of square feet of Rentable Area in the Premises and/or the Building, pursuant to measurement performed in accordance with BOMA standards. If during any extension or renewal of the Initial Term there is a variation from the number of square feet specified in Item 3 of the Basic Lease Provisions, Landlord and Tenant shall execute an amendment to this Lease for the purpose of making appropriate adjustments to the Base Rent, the Security Deposit, Tenant’s Proportionate Share and such other provisions hereof as shall be appropriate under the circumstances.

3. ADDITIONAL RENT

(a) If Operating Expenses (defined below) for any calendar year during the Lease Term exceed Base Operating Expenses (defined below), Tenant shall pay to Landlord as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of such excess. In addition to payment of Tenant’s Proportionate Share of Operating Expenses, Tenant shall also pay to Landlord as part of Additional Rent, Tenant’s Proportionate Share of Electrical Costs (defined below).

(b) “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 19, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 19, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building, as set forth in the Basic Lease Provisions.

6	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(c) “Base Operating Expenses” means all Operating Expenses incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year in Item 8 of the Basic Lease Provisions.

(d) “Operating Expenses” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Property plus all operating expenses of the Exterior Common Areas (defined below), exclusive of Electrical Costs (defined below) during or allocable to the Lease Term, including without limitation, the following:

(i) All real property taxes, assessments, license fees, excises, levies, charges, assessments, both general and special assessments, or impositions and other similar governmental ad valorem or other charges (including the franchise tax set forth in V.T.C.A. Tax Code Section 171.0001 et seq., as the same may be amended or recodified from time to time) levied on or attributable to the Property or its ownership, operation or transfer, but only to the extent liability is calculated and charges assessed to tenants with respect to the Centre only (and not on a combined basis with other properties owned by Landlord) levied on or attributable to the Property or its operation, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, “Real Estate Taxes”). Real Estate Taxes shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Property, the Premises, or on the occupancy or use of space in the Property or the Premises; (B) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; and (C) related to any transportation plan, fund or system instituted by any governmental or quasi-governmental body within the geographic area of the Centre or otherwise applicable to the Premises, the Property, the Centre or any portion thereof. Real Estate Taxes shall also include for any year, the amount of all commercially reasonable fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Real Estate Taxes. Real Estate Taxes shall expressly include any tax, assessment or similar charge on the rents or profits from the Premises or Building levied against Landlord and/or the Property in lieu of other real estate taxes on the Property or otherwise as a result of property tax reform in the State of Texas to the extent such tax would be payable by Landlord if the Centre were the only property of Landlord subject to such tax, but shall not otherwise include any estate, inheritance, successor, transfer, gift, corporation or income tax imposed by the State or federal government on Landlord.

(ii) The cost of services and utilities other than Electrical Costs (including taxes and other charges incurred in connection therewith) provided to the Premises, the Property or the Centre, including, without limitation, water, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, window cleaning, maintenance and repair of services areas, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, wind, hurricane, terrorism, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk or Causes of Loss Special Form coverage insurance for up to the full replacement cost of the Property and such other insurance as is customarily carried by operators of other similar Class-A office buildings in the North Dallas/LBJ submarket, to the extent carried by Landlord in its discretion (or otherwise required by the terms of this Lease), and the deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) below the level of (and

7	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

including the) senior property manager who perform services connected with the operation, maintenance, repair or replacement of the Property (however, the compensation paid to the senior property manager will be included in Operating Expenses only to the extent such senior property manager is directly involved in the management operations of the Property, as reasonably determined by Landlord; any association assessments, costs, dues and/or expenses relating to the Property (but only to the extent such costs, dues and/or expenses are otherwise permitted to be included in Operating Expenses pursuant to this Lease), personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Property; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Property in the ordinary course of maintaining the Property (the cost of a Building-wide or Centre-wide replacement of window coverings shall not be passed through as Operating Expenses); such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Property; a property management fee not to exceed five percent (5%) of the gross income of the Building (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager); the maintenance of any easements or ground leases benefiting the Property, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used (but only to the extent used) in the operation, maintenance or repair of the Property as determined in accordance with generally accepted accounting principles (“GAAP”) or sound real estate accounting practices consistently applied; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority after the Commencement Date or by applicable law passed or made applicable to the Centre after the Commencement Date, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Property by Landlord that improve life-safety systems or are intended to reduce Operating Expenses (provided that at the time of installing or furnishing such capital investment item, Landlord reasonably estimates that the reduction in, or avoidance of, Operating Expenses resulting from the capital investment item will equal or exceed the amortization cost of the capital item) and the costs to replace items that Landlord would be obligated to maintain under the Lease (such costs to be amortized over the useful life of such improvements) determined in accordance with GAAP or, if not applicable, within the guidelines set by the Internal Revenue Service and in accordance with sound real estate accounting practices, consistently applied, together with interest thereon at the actual rate paid by Landlord on funds borrowed for the purpose of funding such improvements); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, deemed appropriate by Landlord.

(iii) As used herein, the term “Exterior Common Areas” means that portion of the Property (and other tracts of real property comprising the Centre) which are not located within the Building (or other building in the Centre) and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building (or the Centre) generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation, all parking areas (enclosed or otherwise) and all streets, sidewalks, walkways, and landscaped areas.

(iv) The following items shall be excluded from Operating Expenses :

(A) leasing commissions, costs for lease buy-outs, tenant improvements allowances, signing bonuses, moving expenses, assumption of rent under existing leases and other concessions or inducements, attorneys’ fees, costs and disbursements and other expenses (including but not limited to marketing, advertising and promotional expenses) incurred in connection with leasing, renovating or improving vacant space in the Property for tenants or prospective tenants of the Property;

8	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(B) costs (including but not limited to permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C) Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rent and Operating Expenses payable under the lease with such tenant or other occupant;

(D) any depreciation or amortization of the Property except as expressly permitted herein;

(E) costs incurred due to a violation of Law (defined below) by Landlord or any tenant of the Building relating to the Property or the terms of any lease or condition, covenant or restriction affecting the Centre and/or the Building;

(F) [Intentionally Omitted];

(G) all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Expenses;

(H) repairs or other work occasioned by casualty, the cost of work paid for through insurance or condemnation proceeds (excluding any deductible);

(I) legal expenses incurred for (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Landlord from such tenant, or (iv) the development and/or construction of the Property;

(J) wages, salaries, bonuses and/or benefits of employees above the grade of senior property manager;

(K) interest, amortization, or other payments of loans by Landlord (except to the extent permitted in clause (Z) below);

(L) expenses incurred related to negotiations with existing and prospective tenants;

(M) legal expenses, including those legal expenses incurred in connection with negotiations for leases, financings, refinancings, sales, acquisitions, obtaining of permits or approvals, zoning proceedings or actions, environmental permits or actions, lawsuits, further development of the Centre or any extraordinary transactions, occurrences or events, but excluding those expenses included within the definition of Real Estate Taxes (as set forth above) and those directly related to service contracts for the Building and those incurred by Landlord in reducing or eliminating any component of Operating Expenses;

(N) federal or state income taxes imposed on or measured by the income of Landlord (other than the modified franchise tax included in the definition of Real Property Taxes), taxes on the capital or net worth of Landlord, transfer taxes, inheritance taxes, estate taxes, succession taxes; and interest and penalties for late payment of taxes by Landlord;

(O) rents under ground leases;

9	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(P) costs incurred in selling, syndicating, financing, mortgaging, or pledging Landlord’s interest in the Building;

(Q) costs of repairs, replacements, alterations or improvements necessary to make the Building or Centre comply with applicable laws in effect and applicable to the Centre as of the Commencement Date;

(R) costs and expenses (including but not limited to late fees, penalties and interest payments) arising out of (1) the breach by Landlord of any lease, contract, agreement or other obligation of Landlord, or (2) the failure of Landlord to timely pay any amount owed by Landlord to any third parties, including but not limited to insurance premiums and any taxes, assessments or other levies on the Centre or any portion thereof;

(S) costs of correcting defects (including latent defects) in the design or construction of the Building, including the structural elements and the Building systems, except that general maintenance and repair necessitated by or resulting from ordinary wear and tear are not deemed defects;

(T) costs of replacement of the structural elements of the Building;

(U) contributions to Operating Expense reserves;

(V) penalties and interest incurred due to the violation by Landlord of any Applicable Laws;

(W) costs, charges, or fees paid to subsidiaries or affiliates of Landlord for services to the Building or the Centre to the extent that the costs of the services exceed competitive costs for the services rendered by unaffiliated persons or entities of similar skill, competence, and experience;

(X) costs of Landlord’s general overhead and general administrative costs and expenses that would not be chargeable to Operating Expenses in accordance with generally accepted accounting principles, consistently applied;

(Y) advertising and promotional costs and expenses other than tenant newsletters and tenant parties;

(Z) expenditures for capital improvements, except for amortization of the cost, together with interest at the actual rate paid by Landlord, of furnishing and installing capital investment items that are: (a) primarily for the purpose of reducing Operating Expenses or avoiding increases in Operating Expenses (provided Landlord reasonably estimates at the time of installing or furnishing the capital investment item that the reduction in, or avoidance of, Operating Expenses resulting from the capital investment item will equal or exceed the amortization cost of the capital item); or (b) required by applicable Laws not in effect or applicable to the Building on the Commencement Date. All such costs will be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined in accordance with GAAP, in no event to extend beyond the remaining useful life of the Building;

(AA) any cost or expense to the extent to which Landlord is paid or reimbursed or is entitled to payment or reimbursement from any person (other than as a payment for Operating Expenses);

10	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(BB) any cost or expense to retrofit or reinforce the Building of any other portion of the Centre to comply with laws, rules, codes or regulation related to earthquake safety, flood control and/or handicapped access, but only to the extent such laws, rules, codes or regulations were in effect and applicable to the Centre on date this Lease was fully executed by the parties;

(CC) the cost of any special services available to any tenant that is not otherwise made available to Tenant;

(DD) any costs or expenses incurred by Landlord in (1) curing a default by Landlord under any lease, contract or other agreement to which Landlord is a party, or (2) performing work which is expressly provided in this Lease to be performed at Landlord’s sole cost and expense (in either case including, without limitation, any overtime compensation paid to any employees of Landlord in connection therewith);

(EE) costs of any environmental remediation (including but not limited to removing asbestos or any other Hazardous Material) for which Tenant is not liable pursuant to the express terms of this Lease;

(FF) any auditing fees other than for audits in connection Landlord’s preparation of the reconciliation statements for Operating Expenses and Electrical Costs;

(GG) lease payments for rented equipment if the cost of such equipment would be an excluded expenditure for capital improvements under clause (Z) below if the equipment in question were purchased by Landlord;

(HH) the cost of installing any specialty service, such as, but not limited to, a luncheon club, cafeteria, retail store, sundry shop, newsstand, concession or shuttle service for or in the Building;

(II) contributions to charitable organizations;

(JJ) costs incurred in removing the property of former tenants or other occupants of the Building;

(KK) any cost of acquiring, installing or moving objects of art and/or artwork;

(LL) costs of acquiring, operating and maintaining motor vehicles, except the costs of operating and maintaining vehicles used for Building security or maintenance;

(MM) the initial costs of tools and equipment used in the operation of the Building;

(NN) the amount of rent, whether paid or imputed, for the Building’s management office, to the extent such rent exceeds market rates for premises in the Centre and to the extent the management office exceeds 5,500 rentable square feet;

(OO) insurance premiums to the extent any tenant directly causes Landlord’s existing insurance premiums to increase or require Landlord to purchase additional insurance as evidenced by written notice from Landlord’s insurer regarding the cause of such increase; and

(PP) costs of repairs, replacements, alterations and/or improvements, to the extent the need for which arises out of the gross negligence or willful misconduct of Landlord, its employees or agents.

11	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(e) Operating Expenses (other than Real Estate Taxes) for any calendar year (including the Base Year) during which actual occupancy of the Property is less than ninety-five percent (95%) of the Rentable Area of the Property shall be appropriately adjusted using reasonable projections to reflect ninety-five percent (95%) occupancy of the existing Rentable Area of the Property during such period. For purposes of the foregoing “gross up” provision contained in this Paragraph 3(e), Landlord shall only increase Operating Expenses that by their nature vary based on the occupancy of the Building. Operating Expenses that by their nature are fixed independently of the level of occupancy of the Building will not be adjusted as a result of this Paragraph 3(e). In determining Operating Expenses, if any services or utilities are separately charged to tenants of the Property or others, Operating Expenses shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Property operating hours. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis reasonably determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3. In addition, Landlord shall have the right, from time to time, to reasonably and equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Centre and/or on a building-by-building basis, with the goal of allocating specific Operating Expenses among those tenants that benefit from such Operating Expenses (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated. In no event shall the total amounts that Landlord charges to or recovers from Tenant and the other tenants of the Building on account of Operating Expenses with respect to any year (including the Base Year), exceed 100% of the actual Operating Expenses charged to or incurred by Landlord during such year.

(f) The term “Electrical Costs” shall mean the aggregate cost of electricity to the Building reduced by the cost of any extraordinary electrical use by other tenants of the Building where such costs are charged to such tenants. The calculation of Electrical Costs is based on Standard Building Capacity [defined in Paragraph 7(a)(v)]. Landlord may from time to time, but no more than once per calendar month, deliver to Tenant an invoice for such pro rata share of Electrical Costs and Tenant shall make payment of such amount to Landlord within thirty (30) business days of delivery of the invoice. Landlord, from time to time (but not more often than twice in a calendar year), shall also have the option to make a good faith estimate of Tenant’s pro rata share of the Electrical Costs for each upcoming year and, upon thirty (30) days’ prior written notice to Tenant, (which notice shall include reasonable supporting documentation for such estimate), and Landlord may require that Tenant pay such estimated pro rata share of Electrical Costs on a monthly basis together with Tenant’s payments of Base Rent. Any amounts paid based on such an estimate shall be subject to adjustment as hereafter provided in Paragraph 3(g) (applied to Electrical Costs) when actual Electrical Costs are available for such year. Within a reasonable period after the end of each calendar year, but in no event later than April 30th of the following year, Landlord shall furnish Tenant a statement indicating in reasonable detail the Electrical Costs for such period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant within thirty (30) days from Tenant’s receipt of written demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(f) or refunded to Tenant, if requested by Tenant.

(g) Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall give to Tenant an annual written estimate of Tenant’s Proportionate Share of excess Operating Expenses, if any, for the Property for the ensuing year, together with reasonable supporting documentation for such estimate. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. Landlord may adjust its estimate by written notice to Tenant at any time during the applicable calendar year (but no more frequently than twice in a calendar year) if actual Operating Expenses are substantially different from the estimate previously delivered to Tenant, and thereafter payments by Tenant under this subparagraph 3(g) adjust accordingly, effective as of the first payment due from Tenant after the date that is thirty (30) days following Tenant’s receipt of Landlord’s written notice of adjustment. Within a reasonable period after the end of each calendar year, but in no event later than April 30th

12	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

of the following year, Landlord shall deliver to Tenant a statement indicating in reasonable detail the actual excess Operating Expenses for the prior calendar year. If the estimated payments made by Tenant during the prior calendar year exceed Tenant’s Proportionate Share of actual excess Operating Expenses for that year, Landlord shall credit the difference against the next ensuing installments of estimated payments by Tenant hereunder or, if Tenant requests or if this Lease has expired or terminated, Landlord will promptly refund such excess amounts to Tenant. If the estimated payments made by Tenant during the prior calendar year are less than Tenant’s Proportionate Share of actual excess Operating Expenses for that year, Tenant shall pay, as Additional Rent, the amount of the difference to Landlord in immediately available funds within thirty (30) days after delivery of any invoice therefor by Landlord accompanied by a statement of the actual excess Operating Expenses for that year. Tenant’s obligation to pay Tenant’s pro rata share of the excess Operating Expenses, as well as Landlord’s obligations to deliver reconciliation statements and refund Tenant overpayments, survive the termination or expiration of this Lease.

(h) All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Property or any portion thereof, if any, shall be paid by Tenant to Landlord monthly in estimated installments or upon written demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Expenses. In the event this provision is applicable, Landlord’s option as to Tenant’s method of payment shall be set forth in a written notice delivered by Landlord to Tenant, together with reasonable supporting documentation regarding the amount in question, and the first payment shall be due from Tenant within thirty (30) days following Tenant’s receipt of such notice.

(i) Tenant shall pay before delinquency, all taxes and assessments (i) levied against any personal property of Tenant, Alterations, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any of Tenant’s business, professional, or occupational license fees. If any taxes or assessments levied against Landlord are increased by the inclusion therein of a value placed upon Tenant’s personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord on account of Tenant’s personal property or trade fixtures, or such taxes, levies and assessments resulting from such increase in assessed value attributable to Tenant’s property or trade fixtures. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

(j) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of excess Operating Expenses or Electrical Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair the continuing obligations of Tenant under this Paragraph 3. Tenant, an officer of Tenant or Tenant’s certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm or any other person to audit Landlord as set forth under this Paragraph who is compensated or paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent party to perform such audit, then upon request of Landlord, Tenant shall provide Landlord with a copy of the engagement letter [which may be redacted as to the hourly rate being charged] or a certified statement by the party performing the audit that such audit is not being performed on a contingency basis) shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s office. The auditor’s report reflecting the results of Tenant’s audit shall be delivered to Landlord following the completion thereof. If, the Tenant’s audit reveals an overstatement of Tenant’s Proportionate Share of the excess Operating Expenses or Electrical Costs by more than **** percent (*%) in the aggregate for the calendar year in question, then Landlord will promptly reimburse Tenant for all reasonable and actual out-of-pocket costs incurred by Tenant in connection with Tenant’s audit, up to $******; otherwise, Tenant shall be solely responsible for the payment of all costs of Tenant’s audit unless Landlord delivers written notice of Landlord’s dispute of the results of Tenant’s audit within 30 days following the conclusion thereof. If Landlord timely delivers notice of a dispute of the results of Tenant’s audit, then Landlord may elect to conduct a certification as to the proper amount of excess Operating Expenses and Electrical Costs and the amount due to or payable by Tenant, which certification shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an

13	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of excess Operating Expenses and Electrical Costs due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of excess Operating Expenses and Electrical Costs to which Tenant is now objecting or affiliated with or employed by the same accounting firm as such accountant. Such certification shall be final and conclusive as to all parties (“Final Certification”). If the Final Certification reveals an overstatement of Tenant’s Proportionate Share of the excess Operating Expenses or Electrical Costs by more than **** percent (*%) in the aggregate for the calendar year in question, then Landlord shall promptly reimburse Tenant for all reasonable and actual out-of-pocket costs incurred by Tenant in connection with Tenant’s initial audit as provided above; otherwise, Tenant shall be solely responsible for the payment of all costs of Tenant’s initial audit. If the Final Certification reflects that Tenant’s Proportionate Share of excess Operating Expenses and Electrical Costs were overcharged or undercharged in the audited calendar year, then Tenant shall pay to Landlord the amount of any underpayment or, if applicable, Landlord shall pay to Tenant the amount of any overpayment, in each case payment shall be made within thirty (30) days after receipt of Tenant’s audit report. Tenant waives the right to dispute any matter relating to the calculation of excess Operating Expenses, Electrical Costs, or other Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the reconciliation statement with respect to excess Operating Expenses and Electrical Costs. Notwithstanding the preceding sentence, if the Final Certification for any calendar year reveals that Tenant’s Proportionate Share of excess Operating Expenses and Electrical Costs were overstated for such calendar year in excess of **** percent (*%) and Tenant did not conduct an audit during the previous calendar year, then Tenant may conduct an audit of Landlord’s accounting records for the previous calendar year (only), by providing at least thirty (30) days notice to Landlord; such audit shall be subject to the terms of this Paragraph 3(j). In no event may any review or audit by Tenant cover periods before the Commencement Date. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(k) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of excess Operating Expenses and Electrical Costs for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Operating Expenses and Electrical Costs paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord. Notwithstanding anything to the contrary set forth in this Lease, if Landlord fails to deliver a final written reconciliation statement on or before December 31 of the year following expiration or earlier termination of this Lease, Landlord shall no longer have the right to collect from Tenant any underpayment by Tenant shown on such statement (but nothing set forth in this subsection (k) relieves Landlord from the obligation to deliver the final reconciliation statement or refund any overpayment by Tenant as required under this Lease, which obligation shall survive the expiration or earlier termination of this Lease). Tenant shall have the right to inspect and/or audit Landlord’s accounting records with respect to Tenant’s Proportionate Share of Excess Operating Expenses and Electrical Costs for one year following the expiration of the Lease Term, subject to the terms of Paragraph 3(j).

(l) Landlord and Tenant agree that each provision of this Lease for determining charges, amounts, and Additional Rent payments by Tenant is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(m) For purposes of determining Tenant’s Proportionate Share of excess Operating Expenses, Controllable Operating Expenses (defined below) for any calendar year will be deemed not to increase over the amount of Controllable Operating Expenses during the Base Year by more than *% per year on a cumulative, compounded basis. The term “Controllable Operating Expenses” means all Operating Expenses except costs and expenses for taxes, insurance, and utilities, costs to Landlord resulting from compliance with applicable Laws (to the extent such costs may be included with Operating Expenses as set forth above), and any increases in service contract fees and expenses resulting from government-mandated wage increases.

14	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(n) The Base Rent, Additional Rent, late fees, and other amounts required to be paid by Tenant to Landlord hereunder (including the excess Operating Expenses) are sometimes collectively referred to as, and shall constitute, “Rent”.

4. IMPROVEMENTS AND ALTERATIONS

(a) Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and, subject to Landlord’s obligations under Paragraph 7, Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term; provided, however, and notwithstanding the foregoing to the contrary, Landlord’s sole construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit B.

(b) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent. Landlord’s consent shall not be unreasonably withheld or delayed with respect to proposed Alterations that (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not unreasonably or materially interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not affect the structural portions of the Building; and, (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building (collectively, “Non-Structural Alterations”). Tenant shall cause, at its sole cost and expense, all Alterations to comply with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense, in a first class and good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. If Landlord fails to respond to Tenant’s request for approval of the plans and specifications within ten (10) business days following (i) Tenant’s written request therefor, and (ii) Landlord’s receipt of Tenant’s plans and specifications for any Alterations, then Tenant shall provide Landlord written notice of such failure. If Landlord fails to respond to Tenant’s request for approval within three (3) business days after receipt thereof, Landlord shall be deemed to have approved the plans and specifications for any Non-Structural Alterations for which Tenant has requested approval. In no event will Landlord’s failure to respond to Tenant’s request for approval be deemed to approve any Alterations other than Non-Structural Alterations. Landlord, at its sole cost and expense, may monitor construction of the Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Centre. Landlord may also require that all life safety related work and all mechanical, electrical, plumbing and roof related work be performed by contractors designated by Landlord and reasonably acceptable to Tenant. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) if requested by Tenant, Landlord specified in writing to Tenant during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease. Except as set forth in the preceding sentence, Tenant shall not be obligated to remove such Alterations at the expiration of this Lease. Landlord shall not unreasonably withhold or delay its designation of what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease. If Landlord fails to respond within ten (10) business days of receiving a written request by Tenant seeking a determination by Landlord with respect to Tenant’s removal of Alterations, then Tenant shall provide Landlord written notice of such failure. If Landlord fails to respond to Tenant’s notice within three (3) business days after receipt thereof, Landlord shall be deemed to have agreed that Tenant is not obligated to remove any Non-Structural Alterations for which Tenant has requested designation for removal. In no event will Landlord’s failure to respond to Tenant’s request for designation of Alterations that need be removed be deemed applicable to any Alterations other than Non-Structural Alterations. If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises for one of the reasons specified in this

15	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

paragraph, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, excepting reasonable wear and tear, damage due to casualty and condemnation and with any Alterations which Landlord did not require to be removed in accordance with this paragraph. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord shall become the property of Landlord unless Landlord notifies Tenant otherwise. Prior to beginning such construction, Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, the cost of which exceeds $*****, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law for the duration of construction activities. Tenant shall cause the completion of all work free and clear of liens and shall provide certificates of insurance from Tenant’s contractors performing work on the Alterations, for worker’s compensation (if required by Law) and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord final lien waivers from all contractors and subcontractors performing work on the Alterations, the cost of which exceeds $*****. Additionally, upon completion of any Alteration, Tenant shall provide Landlord, at Tenant’s expense, with a complete set of plans in reproducible form and specifications reflecting the actual conditions of the Alterations, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord’s engineers and other consultants (but not Landlord’s on-site management personnel) for review of all plans, specifications and working drawings for the Alterations and for the incorporation of such Alterations in the Landlord’s master Building drawings, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants.

Notwithstanding the foregoing, Tenant may make interior, Non-Structural Alterations to the Premises that do not affect Building Systems and do not require a building permit, without the written consent of Landlord provided: (i) such Alterations will not be visible from outside the Premises, (ii) the cost of the work for such Alterations does not exceed $***** in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision) and (iii) Tenant secures any and all permits, licenses and approvals required to construct and install such alterations (collectively, “Permitted Alterations”). All Permitted Alterations shall be made in accordance with applicable Laws and in a good and first-class, workmanlike manner and in accordance with the terms of this Lease. Tenant shall notify Landlord before performing any Permitted Alterations. All such alterations, additions and improvements shall be constructed, maintained and used by Tenant at its sole risk and expense, in accordance with all applicable Laws.

(c) Tenant shall keep the Premises, the Building and the Property free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s reasonable legal costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR THE PAYMENT OF ANY COSTS OR EXPENSE INCURRED FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES, THE BUILDING OR THE PROPERTY.

16	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

5. REPAIRS

(a) Landlord’s obligation with respect to repair as part of Basic Services (as hereinafter defined) shall be limited to, and Landlord shall maintain in good order, condition and repair, (i) the structural portions of the Building, including the structural floor slabs and columns, (ii) the exterior walls of the Building, including, without limitation, glass and glazing, (iii) the roof, (iv) mechanical (including Building standard HVAC and elevators), electrical, plumbing and life safety systems [except for any lavatory, shower, toilet, wash basin and kitchen facilities within the Premises, that serve Tenant exclusively, any supplemental heating and air conditioning systems that serve Tenant exclusively (including all plumbing connected to said facilities or systems) and any other improvements installed or constructed by or on behalf of Tenant outside of the Premises in accordance with this Lease], and (v) Common Areas. Landlord shall not be deemed to have breached any obligation with respect to the condition of any part of the Property unless Tenant has given to Landlord written notice of any required repair and Landlord has not made such repair within a reasonable time following the receipt by Landlord of such notice; provided, however, that no such notice is required for routine and/or scheduled maintenance of building systems and other items requiring same. The foregoing notwithstanding: (i) Landlord shall not be required to repair damage to any of the foregoing to the extent caused by the acts or omissions of Tenant or it agents, employees or contractors, except to the extent covered by insurance carried by Landlord; and (ii) the obligations of Landlord pertaining to damage or destruction by casualty shall be governed by the provisions of Paragraph 9. Landlord shall have the right but not the obligation to undertake work of repair that Tenant is required to perform under this Lease and that Tenant fails or refuses to perform in a timely and efficient manner and such failure continues following ten (10) days written notice from Landlord. All reasonable costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an administration fee equal to **** percent (*%) of such costs. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Centre. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors approved by Landlord (which such approval shall not be unreasonably withheld or delayed provided such contractors carry the insurance required under this Lease), of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises required to be made by Tenant hereunder with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting that Tenant elects to make during the Lease Term, subject to the provisions of Paragraph 4. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Centre made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Centre by Tenant, except to the extent of insurance proceeds received by Landlord. If Tenant fails to make such repairs or replacements within thirty (30) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof, together with an administration fee equal to *** percent (*%) of such costs.

(c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, consistent with that existing on the Commencement Date, normal wear and tear, damage by casualty and condemnation excepted. Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises all trade fixtures, furnishings and other personal property of Tenant and all computer and phone cabling and wiring installed by or on behalf of Tenant, shall repair all damage caused by such removal. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the

17	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

same in its discretion. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not require Tenant to remove Building-standard materials in the Premises or any of the Tenant Improvements (unless Landlord, prior to Landlord’s approval of the Construction Documents, notifies Tenant in writing that such Tenant Improvements must be removed.

6. USE OF PREMISES

(a) Tenant shall use the Premises only for general office uses and ancillary uses typically found in office premises in comparable buildings in the North Dallas Class A office submarket (“Comparable Buildings”; e.g., kitchen area), and shall not use the Premises or permit the Premises to be used for any other purpose (the “Permitted Use”). Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order enacted by any governmental authority (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by the sole reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Centre, or (ii) the use, Alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. Landlord represents to Tenant that, as of the date of this Lease, the Building is in material compliance with the provisions of the Americans With Disabilities Act of 1990 (as amended) (the “ADA”) and the Texas Architectural Barriers Act (as amended) [Tex. Rev. Civ. Stat. Ann. Art. 9102 ] (the “TABA”); if, subsequent to the date of this Lease, the Building is not in compliance with the ADA or the TABA for any reason other than Tenant’s particular use of the Premises or as the result of any act or omission by a Tenant Party, Landlord will remedy such default at no expense to Tenant.

(c) This Lease shall be subject to (i) all financing documents encumbering the Building or the Centre and (ii) all covenants, conditions and restrictions affecting the Premises, the Building or the Centre (the “Restrictions”). Landlord represents to Tenant that to its current actual knowledge that the Restrictions do not address a tenant’s density within the Premises; and to Landlord’s current actual knowledge, Landlord has not received notice from any applicable authority that the Restrictions prohibit Tenant’s occupancy of the Premises for the Permitted Use.

(d) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the state or the city or county in which the Centre is located shall at any time reasonably contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) business days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use within the period of time set forth above shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(e) Tenant shall not do or knowingly permit to be done anything by its agents, employees, contractors or invitees that may invalidate or increase the cost of any fire, All Risk, Causes of Loss. Landlord shall promptly provide Tenant written notice of any such event. Special Form or other insurance policy covering the Building, the Property and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other governmental or quasi-governmental organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies solely by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

18	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(f) Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Centre. Tenant shall not use or allow the Premises to be used for any immoral, unlawful or objectionable purpose, as reasonably determined by Landlord, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Centre. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) seven (7) persons per 1,000 square feet of Rentable Area, or (ii) the maximum density permitted by Law (the “Permitted Density”). Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit any waste in, on, upon or about the Premises, the Building, the Property or the Centre, or suffer to be committed any waste in the Premises.

(g) Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors located within the Premises and shall cooperate with Landlord and other tenants in the Building and the Centre with respect to access control and other safety matters.

(h) As used herein, the term “Hazardous Material” means any (a) oil or any other petroleum-based substance, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Property or the Centre or to persons on or about the Property or the Centre or (ii) cause the Property or the Centre to be in violation of any Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; and the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Property or the Centre or the owners and/or occupants of property adjacent to or surrounding the Centre, or any other Person coming upon the Centre or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment. The term “Permitted Hazardous Materials” shall mean Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size in the comparable office buildings, but only if and to the extent that such supplies are transported, stored and used in full compliance with all applicable laws, ordinances, orders, rules and regulations and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all applicable laws, ordinances, orders, rules and regulations or which is not in any respect safe and prudent shall not be deemed to be “Permitted Hazardous Materials” for the purposes of this Lease.

(i) Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”) shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or by Tenant Affiliates without the prior written consent of Landlord (which may be granted, conditioned or withheld in the sole discretion of Landlord), save and except only for Permitted Hazardous Materials, which Tenant or Tenant Affiliates may bring, store and use in reasonable quantities for their intended

19	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

use in the Premises, but only in full compliance with all applicable Laws. On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Materials (including, without limitation, Permitted Hazardous Materials), regardless of whether such Hazardous Materials are present in concentrations which require removal under applicable laws, except to the extent that such Hazardous Materials were present in the Premises as of the Commencement Date and were not brought onto the Premises by Tenant or Tenant Affiliates. The provisions of Section 8(b) of this Lease will apply upon any breach of this Section 6(h).

(ii) Disrupt the then-existing tenant mix of the Centre in Landlord’s commercially reasonable discretion;

(iii) [Intentionally Omitted.]

(iv) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(v) Landlord, its assignees, respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Landlord Affiliates”) shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Centre in violation of Laws. If any Landlord Affiliate breaches the provisions of this Paragraph 6(h)(iv) then Landlord shall promptly (within the period prescribed by Law) take any and all action required by Law to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from its use, generation, storage or disposal of Hazardous Materials.

(vi) Each of the covenants and agreements of Tenant set forth in this Paragraph 6(h) shall survive the expiration or earlier termination of this Lease.

7. UTILITIES AND SERVICES

(a) Landlord shall generally maintain and operate the Building and the Centre (including but not limited to the Common Areas) in a manner consistent with comparable Class-A office buildings in the North Dallas/LBJ submarket. Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in this Paragraph 7(a) (collectively the “Basic Services”):

(i) Tepid water at those points of supply provided for general use of other tenants in the Building, and cold water for drinking and cleaning and hot and cold water for lavatory and kitchen (if applicable) purposes only, at the points of supply in the Premises;

(ii) During Business Hours Monday through Friday, and Saturday during Business Hours upon 24 hours written request to Landlord, central heat and air conditioning in season, at such temperatures and in such amounts as are considered standard for comparable Class-A office buildings in the North Dallas/LBJ submarket or as may be permitted or controlled by applicable laws, ordinances, rules and regulations;

20	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(iii) Maintenance, repairs, structural and exterior maintenance (including, without limitation, exterior glass and glazing), painting and electric lighting service for all Common Areas of the Building in the manner and to the extent standard for comparable Class-A office buildings in the North Dallas/LBJ submarket, subject to the limitation contained in Paragraph 5(a) above;

(iv) Janitorial service on a five (5) day week basis, excluding Holidays at the level deemed standard for comparable Class-A office buildings in the North Dallas/LBJ submarket (the current standards for which are attached as Exhibit H to this Lease) and window washing as reasonably determined to be required by Landlord in its commercially reasonable discretion;

(v) Electrical Services as follows:

(A) Landlord will provide the necessary facilities to supply (i) two (2) watts per square foot of usable area within the Premises, at 277 volts, for Tenant’s fluorescent lighting and (ii) two (2) watts per square foot of usable area within the Premises, at 120 volts, for Tenant’s receptacle/equipment loads (excluding Tenant’s dedicated circuits). Collectively, Tenant’s lighting and receptacle/equipment shall not have an electrical design load greater than an average of four (4) watts per square foot of usable area within the Premises (“Standard Building Capacity”).

(B) The electrical facilities in the Building available for Tenant’s use are (i) 277/480 volts, 3 phase, for large equipment loads and fluorescent lighting; and (ii) 120/208 volts, 3 phase, for small equipment loads and incandescent lighting. Tenant shall notify Landlord, in writing, of any equipment that has a rated electrical load greater than 500 watts and/or that requires a service voltage other than 120 volts, and Landlord’s written approval shall be required with respect to the installation of any such high electrical consumption equipment in the Premises.

(vi) All Building standard fluorescent bulb replacement for Building standard fixtures in the Premises and fluorescent and incandescent bulb replacement in the Common Areas.

(vii) Public elevator service on a 24/7 basis, 365 days per year (provided that Landlord may reasonably limit the number of operating elevators during non-Building Hours) and a freight elevator serving the floors on which the Premises are situated, during Building Hours and other reasonable hours designated by Landlord .

(b) Landlord shall provide to Tenant at Tenant’s sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services (collectively the “Extra Services”):

(i) Such extra cleaning and janitorial services requested by Tenant, and agreed to by Landlord, for special improvements or Alterations;

(ii) Subject to Paragraph 7(d) below, additional air conditioning and ventilating capacity required by reason of Tenant’s working environment in the Premises exceeding a density of five (5) persons per 1,000 square feet of Rentable Area or by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that typically provided by the Building;

(iii) Maintaining and replacing lamps, bulbs, and ballasts in the Premises other than as listed in subparagraph (a) above;

(iv) Heating, ventilation, air conditioning or extra electrical service provided by Landlord to Tenant (i) during hours other than Business Hours, (ii) on Saturdays (after Business Hours), Sundays, or Holidays, said heating, ventilation and air conditioning or extra service to be furnished on a per-floor basis solely upon the prior written request of Tenant given with such advance notice as Landlord may reasonably require; Tenant shall pay to Landlord Landlord’s standard charge for overtime HVAC on an hourly basis; and

21	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(v) Any Basic Service in amounts reasonably determined by Landlord to exceed the amounts required to be provided above, but only if Landlord elects to provide such additional or excess service. Tenant shall pay Landlord the cost of providing such additional services (or an amount equal to Landlord’s reasonable estimate of such cost, if the actual cost is not readily ascertainable) together with an administration fee equal to five percent (5%) of such cost, within thirty (30) days following presentation of an invoice therefore by Landlord to Tenant. The cost chargeable to Tenant for all extra services shall constitute Additional Rent.

(c) Tenant agrees to cooperate at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time reasonably prescribe, and provide to Tenant in writing for the use of the utilities and Basic Services described herein. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements. The term “Business Hours” shall be deemed to be Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturday from 8:00 A.M. to 1:00 P.M., excepting Holidays. The term “Holidays” shall be deemed to mean and include New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

(d) If Tenant requires utilities in excess of Standard Building Capacity or services in quantities greater than or at times other than that generally furnished by Landlord as set forth above, Tenant shall pay to Landlord, within thirty (30) days of receipt of a written statement therefor, Landlord’s charge for such use. Landlord shall determine the amount of such additional consumption and potential consumption by either or both: (i) a survey of standard or average tenant usage of the relevant utility in the Building by a reputable consultant selected by Landlord and paid for by Tenant; or (ii) a separate meter in the Premises installed, maintained, and read by Landlord, the cost of which shall be at Tenant’s expense. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall, if Tenant thereafter notifies Landlord that it will still require additional electric current, water or gas for use in the Premises, proceed to install the same the cost of which shall be at the Tenant’s sole expense, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Property, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be reasonably determined by Landlord, including payment of Landlord’s cost therefor. Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Centre.

(e) In the event of any failure, stoppage or interruption of any elevator access, utilities, or HVAC provided as part of the Basic Service or the failure of Landlord to make any material repair required by Paragraph 5(a) (a “Service Failure”), Landlord shall use diligent efforts to restore such Basic Service promptly, and except as provided in this Paragraph 7(e), Landlord shall not be liable for such Service Failure, and no such Service Failure shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. If, however:

(i) a Service Failure is caused by the negligence or intentional acts or omissions of Landlord and results in the Premises or a material potion thereof being unusable by Tenant for its business purpose in substantially the same manner Tenant has used the Premises prior to any such Service Failure (“Untenantable”) for a period of five (5) consecutive business days or ten (10) days in any thirty (30)-day period following Landlord’s receipt from Tenant of a written notice regarding such unavailability, then effective on the first business day after such Service Failure, Tenant shall be entitled to an equitable abatement of Rent commensurate to that portion of the Premises rendered Untenantable by the Service Failure that Tenant actually vacates, calculated on a per square foot basis and ending at the time the Premises are again suitable for use by Tenant for its intended purposes.

22	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(ii) a Service Failure is not caused by the negligence or intentional acts or omissions of Landlord and renders the Premises Untenantable for a period of twenty (20) consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability, then effective on the first business day after such Service Failure, Tenant shall be entitled to an equitable abatement of Rent commensurate to that portion of the Premises rendered Untenantable by the Service Failure that Tenant actually vacates, calculated on a per square foot basis and ending at the time the Premises are again suitable for use by Tenant for its intended purposes.

(f) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for Basic Services and Extra Services.

8. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a) Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Property or the Centre from any cause, EXCEPT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD INDEMNITEE (DEFINED BELOW). Except as specified in the prior sentence but subject to Paragraph 8(f), neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraph 9 and Paragraph 10 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, or (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) subject to Paragraph 7(e), business interruption or loss of use of the Premises, or (iv) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Property or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Property or from any other cause whatsoever, or (v) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Property, or (vi) any latent defect in the Premises, the Building, or the Property. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b) Subject to Paragraph 8(f), Landlord shall not be liable for, and Tenant agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Parties”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation) (collectively, “Liabilities”), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (2) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees (the “Tenant Parties”), or (3) any damage to Tenant’s property, or the property of any Tenant Party, located in or about the Premises; EXCEPT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD PARTY. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

23	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(c) Subject to Paragraph 8(f), Tenant shall not be liable for, and Landlord agrees to indemnify, protect, defend and hold harmless the Tenant Parties for, from and against all Liabilities of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) any activity, work or other things done, permitted or suffered by Landlord in the Common Areas of the Centre; EXCEPT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY TENANT PARTY. This Paragraph 8(c) shall survive the expiration or earlier termination of this Lease. IT IS THE INTENT OF LANDLORD AND TENANT THAT THE PROVISIONS OF PARAGRAPHS 8(B) AND 8(C) COMPLY WITH THE CONTRIBUTORY NEGLIGENCE PRINCIPLES OF THE STATE OF TEXAS.

(d) Each party shall promptly advise the other in writing of any action, administrative or legal proceeding or investigation as to which the foregoing indemnifications may apply, and such party, at its sole expense, shall assume on behalf of each and every indemnified party and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by either party to fully perform in accordance with this Paragraph, the indemnified party, at its option, and without relieving the other of its obligations hereunder, may so perform, but all costs and expenses so incurred by the indemnified party in that event shall be reimbursed by the other party, together with interest on the same from the date any such expense was paid by the indemnified party until reimbursed by the other, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnifications provided in Paragraphs 8(b) and 8(c) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.

(e) Insurance.

(i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance written on the most current form of ISO CG 00 01 (occurrence basis) or its equivalent, having a minimum each occurrence limit of $*********, a minimum general aggregate limit of $*********, and shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease as well as be endorsed for hired/non-owned auto liability coverage of $*********, with an Excess Limits (Umbrella) Policy in the amount of $*********, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance in amounts not less than $******* bodily injury per accident/$******* disease each employee/$******* disease policy limit, (C) All Risk or Causes of Loss—Special Form property insurance, including fire and extended coverage, sprinkler leakage, vandalism, malicious mischief, wind and/or hurricane coverage, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises, (D) [intentionally omitted], and (E) such additional insurance coverages or other policy limits as Landlord reasonably requires pursuant to a change in Landlord’s insurance requirements for tenants generally. Landlord, its designated property management firm and all Landlord Indemnitees shall be named additional insureds on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “IX” in Best’s Insurance Guide (latest edition in effect as of the date of this Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NON-RENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. In addition, all policies of Tenant shall be endorsed to be primary, with the policies of all Landlord Indemnitees being excess, secondary and non-contributing. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, upon reasonable notice at all reasonable times, to inspect the policies of insurance required herein.

24	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(ii) It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time pursuant to a change in Landlord’s insurance requirements for tenants generally.

(iii) Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.

(iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option, earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate, consistent with the practices of comparable owners of similar Class-A office buildings in the North Dallas/LBJ submarket, on the insurable portions of Building and the remainder of the Centre in an amount not less than the fair replacement value thereof, subject to commercially reasonable deductibles; (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office building in the metropolitan area in which the Premises is located by comparable owners of similar Class-A office buildings in the North Dallas/LBJ submarket; and (iii) commercial general liability insurance with a combined single limit coverage of at least $*********** per occurrence. All such insurance shall be obtained from an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “IX” in Best’s Insurance Guide (latest edition in effect as of the date of this Lease and subsequently in effect as of the date of renewal of the required policies). The premiums for any such insurance shall be a part of Operating Expenses. EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF TENANT.

(v) Tenant shall cause all of its contractors, subcontractors, suppliers, telecommunications service providers, moving companies and other entities providing services to or performing work for Tenant (collectively, “Service Providers”) to deliver evidence satisfactory to Landlord that the insurance specified in Schedule 1 to Exhibit B is in force prior to entering the Project. If any Service Provider performing construction in the Premises does not comply with the insurance requirements, Landlord may obtain the required insurance on behalf of the Service Provider, and Tenant shall pay to Landlord as Additional Rent the cost thereof.

25	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(f) Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Centre (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence (but not gross negligence or willful misconduct), and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Centre, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

(g) Intentionally omitted.

(h) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Centre or Landlord’s use thereof.

(i) Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies solely resulting from Tenant’s use or occupancy of the Premises; provided, however, Landlord agrees that Tenant’s use of the Premises for the Permitted Use will not result in an increase in Landlord’s insurance policies for which Tenant will be liable.

(j) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder if such failure continues for two business days following notice from Landlord, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9. FIRE OR CASUALTY

(a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall as soon as reasonably practicable to deliver to Tenant Landlord’s estimate of the time needed to repair the damage (the “Repair Notice”). Landlord will provide the Repair Notice as soon as reasonably practicable under the circumstances, but in any event not more than 90 days after the date of the fire or casualty. Landlord shall diligently pursue the requisite information estimates from insurance adjusters, contractors and the like. To the extent permitted by applicable laws and covenants, conditions and restrictions then applicable to the Property and subject to the other provisions of this Paragraph 9, Landlord shall rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore, but including the Tenant

26	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

Improvements made under the Work Letter) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property of Tenant or Tenant’s above-standard tenant improvements, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term. If Landlord determines not to rebuild, repair or restore the Premises with respect to damage or destruction during the last 12 months of the term of this Lease (as it may be extended), it will give Tenant written notice of such decision and Tenant may thereafter terminate this Lease, without penalty, by giving Landlord written notice within 30 days after receipt of such notice by Landlord; Rent shall abate reasonably and equitably as of the date of the casualty.

(b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Property: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Property, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Property by uninsured casualty (provided Landlord carries the insurance required under this Lease), the cost of Restoration of the Building or the Property, in the reasonable opinion of Landlord, exceeds $*******; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty (provided Landlord carries the insurance required under this Lease), the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Property, Building or Premises, despite using commercially reasonable efforts to obtain such approvals. Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within one hundred twenty (120) days of the date of such damage or destruction. If this Lease is not terminated by Landlord or Tenant and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Rent shall abate reasonably and equitably during the period of Restoration, commencing as of the date of the casualty (based upon the extent to which such damage and Restoration render portions of the Premises untenantable). This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Property. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.

(c) Notwithstanding anything in this Paragraph 9 to the contrary, (i) if Landlord, in its Repair Notice, estimates that the damage caused by the casualty cannot be repaired within one hundred eighty (180) days after the date of the casualty or (ii) if Landlord, in its Repair Notice, estimates that the damage caused by the casualty cannot be repaired within thirty (30) days after the date of the casualty that occurs during the last twelve (12) months of the Lease Term, then Tenant shall have the right and option to terminate this Lease without penalty, by giving written notice to Landlord at any time within thirty (30) days after receipt of the Repair Notice, in which case Rent shall abate reasonably and equitably as of the date of the casualty (based upon the extent to which such damage and Restoration render portions of the Premises untenantable) until the effective date of termination.

(d) If this Lease is not terminated as a result of the damage and Landlord does not Substantially Complete (as defined in Exhibit B) its repair and restoration within 90 days after the expiration of the time estimated by Landlord to be necessary to complete same, subject to any Tenant Delays, and the repair and restoration is not complete at the time Tenant gives its notice of termination, then Tenant may terminate this Lease by giving notice to Landlord within thirty (30) days after the last day of the 90 day period.

10. EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Centre shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Centre, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking. Additionally, if any part of the Building or the Premises becomes

27	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

subject to a Taking and such Taking will prevent or unreasonably impair Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall deliver to Tenant an estimate of the time needed to restore the Premises to a complete unit (subject to the terms of this Paragraph 10), and shall, to the extent of proceeds paid to Landlord as a result of the Taking, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Centre) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit in as substantially similar condition as possible to the condition in which the Premises existed on the Commencement Date. In such case, the Base Rent and Additional Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking (i.e., of a duration less than 90 days), this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking. If this Lease is not terminated as a result of the Taking and Landlord does not Substantially Complete (as defined in Exhibit B) its restoration, so that the Leased Premises are a complete unit that Tenant is able to use in a manner reasonably comparable to that conducted immediately before such Taking, within 90 days after such Taking, subject to any Tenant Delays, and the restoration is not complete at the time Tenant gives its notice of termination, then Tenant may terminate this Lease by giving notice to Landlord within thirty (30) days after the last day of the 90 day period.

11. ASSIGNMENT AND SUBLETTING

(a) Except as otherwise provided in this Paragraph 11, Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any such attempted assignment, subletting, license, mortgage, other encumbrance or other use or occupancy without the consent of Landlord shall, at Landlord’s option, be null and void and of no effect. Any mortgage, or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

(b) No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. Except with respect to a Permitted Transfer, if Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant (the “A/S Notice”). Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

28	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(c) Except with respect to a Permitted Transfer, Landlord has a period of thirty (30) days after Landlord’s receipt of the A/S Notice to notify Tenant that Landlord elects, in Landlord’s sole discretion, to:

(i) terminate this Lease as to the space that is the subject of the A/S Notice as of the date specified by Tenant in the A/S Notice; or

(ii) consent to the assignment or sublease; or

(iii) refuse to consent to Tenant’s assignment or sublease of that space (provided such refusal is reasonable) and to continue this Lease in effect.

If Landlord does not notify Tenant of Landlord’s election within the 30-day period, Landlord is deemed to elect option (iii). If Landlord elects to terminate this Lease as provided under option (i), Tenant has 10 days following receipt of Landlord’s notice to terminate within which to rescind its notice of its proposed assignment or sublease and avoid a termination of this Lease.

(d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i) The assignee or sublessee (or any affiliate of the assignee or sublessee) is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease (taking into account Tenant’s continuing obligations under this Lease following an assignment or sublease);

(ii) The intended use of the Premises by the assignee or sublessee is not for the Permitted Use;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building over that caused by Tenant when Tenant is occupying the Premises for the Permitted Use;

(iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Centre with regard to the identity of tenants, usage in the Building, or similar matters;

(v) The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Centre;

(vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Centre;

(vii) the proposed sublease would result in more than two subleases of portions of the Premises being in effect at any one time during the Lease Term; or

(viii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

29	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed assignee or sublessee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Paragraph 11, their sole remedy shall be to seek a declaratory judgment and/or injunctive relief without any monetary damages, and, with respect thereto, Tenant, on behalf of itself and, to the extent permitted by law, such proposed assignee/sublessee, hereby waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

(e) [Intentionally Omitted]

(f) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease. Except with respect to a Permitted Transfer, in the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half of all such excess Rent (less the actual costs reasonably incurred by Tenant with unaffiliated third parties in connection with such assignment or sublease [i.e., brokerage commissions and tenant finish work]) and other excess consideration within ten (10) days following receipt thereof by Tenant.

(g) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage or pledge of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(h) If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, reimburse Landlord for reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent not to exceed $*****. Reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease.

(i) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

(j) The joint and several liability of the Tenant named herein and any immediate and remote successor-in-interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease (other than an amendment between Landlord and Tenant pursuant to the terms of this Lease), (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

30	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(k) Notwithstanding anything in this Paragraph 11 to the contrary, no written consent from Landlord is required under this Lease with respect to any of the following events (each such event being referred to herein as a “Permitted Transfer”):

(i) assignment by Tenant of its interest in this Lease or subletting all or any portion of the Premises to an Affiliate of Tenant (being a parent or subsidiary of Tenant or an entity under common control with Tenant);

(ii) assignment by Tenant of its interest in this Lease or subletting all or any portion of the Premises to any corporation, limited partnership, limited liability partnership, limited liability company or other business entity into which or with which Tenant is merged or any entity acquiring all or substantially all of Tenant’s assets; or

(iii) a Change in Control of Tenant.

provided that with respect to each of the Permitted Transfers described in subparagraphs (ii) and (iii), Tenant’s Tangible Net Worth on the date following each such Permitted Transfer is at least equal to Tenant’s Tangible Net Worth on the date preceding such Permitted Transfer. For purposes of this Lease, “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with GAAP, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises and “Change in Control” means a change or series of changes in the ownership of stock or other ownership interests that would result in direct or indirect changes in ownership of more than fifty percent (50%) of the outstanding stock or other ownership interests in Tenant.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Permitted Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Permitted Transfer (including audited financial statements evidencing compliance with the Tangible Net Worth requirements set forth in this Paragraph 11(k), or in the absence of audited financial statements, financial statements certified as true and correct by an officer of Tenant evidencing compliance with the Tangible Net Worth requirements set forth in this Paragraph 11(k)), and (C) evidence of insurance as required under this Lease with respect to the transferee that is the assignee or sublessee pursuant to such Permitted Transfer. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent transfers. Any subsequent transfer by a Permitted Transferee shall be subject to the terms of this Paragraph 11(k).

12. DEFAULT

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “event of default” or “default” (herein so called) under this Lease by Tenant:

(i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) days after Landlord notifies Tenant in writing of such nonpayment; provided, however, Landlord shall only be obligated to provide such written notice to Tenant no more than two (2) times within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a third time during any calendar year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease;

31	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in Paragraph 12(a)(i) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion;

(iii) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors,

(iv) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days),

(v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days,

(vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days;

(vii) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect;

(viii) Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or

(ix) the abandonment of the entire Premises by Tenant in excess of 120 consecutive days, except due to a Taking or an event of casualty; Landlord’s sole and exclusive remedy in the case of such default is termination of this Lease without penalty to Tenant.

(b) Landlord’s Remedies; Termination. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord may at its option pursue any one or more of the following remedies, without any notice or demand to the extent permitted by Law:

(i) Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord, or its agents or employees, shall have the right to enter the Premises for such purpose, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant.

(ii) Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant’s right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary.

32	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(iii) In the event Landlord elects to re-enter or take possession of the Premises after Tenant’s default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, except as required by Texas Property Code Section 93.002 or any successor legislation.

(iv) Notwithstanding anything herein to the contrary, if Landlord terminates Tenant’s right to possession without terminating this Lease after an event of default, Landlord shall, if required by Law, use commercially reasonable efforts to relet the Premises and mitigate damage as set forth in Paragraph 12(c) below.

(v) Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease so long as the event of default in question is still continuing. Tenant shall be liable for and shall immediately pay to Landlord the amount of all Base Rent and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also immediately pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Base Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet.

Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord’s damages from the loss of anticipated Additional Rent and other lease charges from the Tenant, there shall be included as a component of Tenant’s annual total rent obligation (for the calculation of Landlord’s remedies), an amount equal to the average monthly Additional Rent paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term.

(vi) In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord all commercially reasonable broker’s fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant’s or any other occupant’s property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises in good repair and condition consistent with that required at expiration of this Lease (reasonable wear and tear [and condemnation and fire or other casualty damage not caused by Tenant, as to which Paragraphs 9 and 10 shall control] excepted), the cost of removal and replacement of Tenant’s signage and all reasonable expenses by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees.

(c) Mitigation of Damages.

(i) In the event of a default under the Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(ii) Unless otherwise required by applicable law, Landlord’s obligation to mitigate damages after a default by Tenant shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

33	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(A) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

(B) Landlord shall not be obligated to offer the Premises to a Substitute Tenant in preference over other premises in the Centre suitable for that prospective tenant’s use are (or soon will be) available.

(C) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space.

(D) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

a. Disrupt the then-existing tenant mix of the Centre in Landlord’s commercially reasonable discretion;

b. Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Centre;

c. Adversely affect the reputation of the Centre, in Landlord’s commercially reasonable discretion; or

d. Be incompatible with the operation of the Centre.

(E) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant (a “Substitute Lease”) which does not have, in Landlord’s reasonable opinion, sufficient financial resources to perform the obligations of Tenant under this Lease or operate the Premises in a manner consistent with that required of office tenants in Comparable Buildings.

(F) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

a. Tenant pays any such sum to Landlord in advance of Landlord’s execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or

b. Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

(iii) Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Paragraph 12(c).

34	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(d) Landlord’s Remedies; Re-Entry Rights. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(d), and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(e) Intentionally deleted.

(f) Interest. If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Rate from the date due until paid. All interest, and any late charges imposed pursuant to Paragraph 12(g) below, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease. The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by Law.

(g) Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any monthly installment of Base Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed to secure debt, deed of trust or related loan documents encumbering the Premises, the Building or the Centre. Accordingly, if any monthly installment of Base Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. Landlord agrees to waive the late charge and interest in connection with the first delinquent payment by Tenant in any 12-month period provided Tenant makes such payment in full, within five (5) days after written notice from Landlord.

(h) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(i) Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

(j) Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees as Additional Rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation

35	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

commenced against Tenant or any litigation pertaining to this Lease or the Premises brought by a party other than Landlord or Tenant (or any party affiliated with either), then at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord (such approval shall not be unreasonably withheld or delayed) and/or its mortgagees and shall pay all reasonable costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

13. ACCESS; CONSTRUCTION

(a) Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises. Subject to providing reasonable advance prior written notice to Tenant, Landlord also reserves the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Centre in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. Landlord agrees that except in an emergency, to the extent reasonably practicable, any entry by Landlord into the Premises that is likely to materially interfere with Tenant’s operations in the Premises, will be scheduled outside of Business Hours. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations.

(b) Landlord shall at all reasonable times, during normal business hours and after reasonable written or oral notice (except in an emergency), have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants (but only to tenants in the last twelve (12) months of the Lease Term, and provided that Tenant has not timely exercised an available option to extend the Lease Term), to post notices of non-responsibility pursuant to Paragraph 4(b) to restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs in a manner so as to minimize interference with Tenant’s occupancy of the Premises and operation of business therefrom.

(c) For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means that Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Centre, without any interruption or abatement in the payment of Rent by Tenant so long as Tenant continues to have uninterrupted access to the entire Premises. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Centre except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14. BANKRUPTCY

(a) If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event,

36	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

to the extent permitted by applicable law, neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b) If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

15. [INTENTIONALLY OMITTED.]

16. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Property, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Property by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be reasonably required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust or mortgage, in the form required by the holder of the Security Document requesting the document, subject to Tenant’s approval thereof, which approval may not be unreasonably withheld, conditioned, or delayed; the failure to do so by Tenant within such time period shall be a default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease.

(b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

(c) [Intentionally Omitted.]

37	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(d) Tenant shall, upon not less than ten (10) business days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit D is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose as may be reasonably acceptable to Tenant. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Property or the holder of any mortgage, ground lease or other like encumbrance thereof, to whom addressed or any assignee of the foregoing.

17. SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a) On the closing date of a sale or conveyance by Landlord of the Building or the Property, Landlord shall be released from any and all liability under this Lease first accruing from and after the date of such sale or conveyance provided such transferee of Landlord’s interest in the Building or the Property expressly assumes Landlord’s obligations hereunder accruing after the date of such sale or conveyance. If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof in accordance with Texas Property Code Section 93.007, Landlord shall be discharged from any further liability in reference thereto.

(b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Property and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c) Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons or entities having any interest in Landlord. Except as expressly provided in this Lease, Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be limited to (i) an action for damages, and/or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that, except as specifically provided in this Lease, Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Except in connection with indemnities related to third party tort claims under Paragraph 8, under no circumstances whatsoever shall either party ever be liable for punitive, consequential or special damages under this Lease and each party waives any rights it may have to such damages under this Lease in the event of a breach or default by the other party under this Lease.

38	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Property of whom Tenant has received written notice (such notice to specify the address of the beneficiary). Each such beneficiary shall have the same cure period as that provided to Landlord under this Lease within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings). However, the foregoing sentence shall not operate to extend any periods of cure following which Tenant has express offset and/or abatement rights hereunder.

18. PARKING; ENTRY CARDS

(a) Tenant shall have the right to the nonexclusive use of the Number of Parking Spaces located in the parking areas of the Centre specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas, as applicable to all the tenants of the Building and delivered to Tenant in writing. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking provided such systems are consistent with Tenant’s rights to the Number of Parking Spaces set forth in Item 13 of the Basic Lease Provisions. Except as otherwise expressly agreed to in this Lease, Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Centre’s parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form reasonably satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. A default by Tenant, its officers or employees in the payment of such charge, the repeated non-compliance by Tenant, its officers or employees with parking rules and regulations, or the performance of such agreement(s), which continues beyond applicable notice and cure periods, shall constitute a default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(b) Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to assure that only those persons who have contracted to use parking spaces in the parking garages located in or about the Centre (the “Parking Garages”), or contracted to use parking spaces within designated areas of the Parking Garages or other parking areas located in or about the Centre are using such parking spaces in the Parking Garages (or designated areas thereof) or applicable designated parking areas elsewhere in or about the Centre. Landlord currently limits access to the Parking Garages through the use of a parking entry card system, the cards for which shall be provided by Landlord. These cards are different from and do not, without a specific request from Tenant, entitle the holder thereof to an after hours entry card to the Building (pursuant to the terms of Paragraph 18(c). Landlord agrees to provide to Tenant parking entry cards for the Number of Parking Spaces set forth in Item 13 of the Basic Lease Provisions for a refundable deposit of $10.00 per card (such deposit to be refunded based on the number of cards returned to Landlord by Tenant at expiration or earlier termination of this Lease). Tenant further agrees to surrender all parking entry cards in its possession upon the expiration or earlier termination of this Lease. Landlord shall be entitled to cancel any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Tenant shall pay Landlord for each additional card(s) or for each replacement card(s) for any card(s) lost by or stolen from Tenant, in such amount as Landlord shall, from time to

39	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

time determine, the present charge for such lost or stolen cards being $100.00 per card. Tenant acknowledges that the parking entry card may also be the same as the master entry card used for access to the Building during other than normal business hours, and to the extent the cards are the same, agrees that the provisions of Paragraph 18(c) shall also be applicable. In the event Tenant, its agents or employees wrongfully park in any of the Parking Garages’ spaces or in any parking areas, not designated for such person, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant’s sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefor, and the failure to pay any such amount beyond any applicable notice and cure period shall additionally be deemed an event of default hereunder and under the Lease, entitling Landlord to all of its rights and remedies hereunder and thereunder.

(c) Landlord shall provide limited access to the Building before and after normal business hours in the form of special limited access entry cards (“Entry Cards”) for Tenant and its employees. An Entry Card shall not automatically qualify Tenant or any of its employees for an access card to the Parking Garage. Landlord agrees to provide Tenant with up to, but not in excess of, two hundred forty-two (242) Entry Cards for a refundable deposit of $10.00 per card (such deposit to be refunded based on the number of cards returned to Landlord by Tenant at expiration or earlier termination of this Lease). However, Tenant shall pay Landlord for any additional or replacement cards, in such amount as Landlord shall, from time to time, determine. The current cost required for a replacement card or an additional card is $100.00 per card. Landlord shall be entitled to cancel (by computer entry) any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Landlord shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft or burglary, or for damages committed by unauthorized persons on the Premises; and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto. Tenant further agrees to surrender all Entry Cards in its possession upon the expiration or earlier termination of this Lease.

19. COMMON AREAS

(a) Subject to subparagraph (b) below and the remaining provisions of this Lease, Tenant shall have the non-exclusive right, in common with others, to the use of such entrances, lobbies, fire vestibules, restrooms (excluding restrooms on any full floors leased by a tenant), mechanical areas, ground floor corridors, elevators and elevator foyers, electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the Property’s plaza areas, if any, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Property as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Property and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Property. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Property. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Property (including the Premises), the Centre and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, that such acts do not unreasonably interfere with Tenant’s use or occupancy of the Premises or access thereto. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under

40	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Property or any part thereof.

(b) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the terms “Centre” and “Property” for purposes of allocating and calculating Operating Expenses so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Expenses) to be on a common or shared basis to both the Property (i.e., the area with respect to which Operating Expenses are determined) and other portions of the Centre, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Property is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Property or the Centre is revised for purposes of the allocation or determination of Operating Expenses, Tenant’s Proportionate Share shall be appropriately revised. The Rentable Area of the Property and the Centre is subject to adjustment by Landlord from time to time, but only as a result of any additions or deletions to any of the buildings in the Centre, provided, however, in no event will Tenant’s Proportionate Share increase during the initial Term. Landlord shall have the sole right to determine which portions of the Centre and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building and the Centre.

20. EXISTING LEASE REIMBURSEMENT.

Landlord agrees to reimburse Tenant for the Tenant’s remaining rent obligations under its Existing Lease (herein so called) at Two Galleria Tower (the “Galleria Rent”) up to a maximum amount of $********* (the “Lease Reimbursement”). Landlord will reimburse Tenant monthly, in arrears, for the Galleria Rent paid by Tenant for such month (including any partial month), commencing from and after the Commencement Date. By way of example, if the Commencement Date is September 1, Landlord will reimburse Tenant for the Galleria Rent paid for September, 2012. By way of further example, if the Commencement Date is September 10, Landlord will reimburse Tenant for the portion of the Galleria Rent attributable to the period after the Commencement Date on a pro rata basis (i.e., based upon the number of days in such partial month following the Commencement Date). Each such reimbursement will be made in immediately available funds, within 15 business days following Landlord’s receipt of a “paid” invoice or other documentation evidencing Tenant’s payment of the applicable Galleria Rent. Notwithstanding the preceding sentence, if during the Term, Tenant settles its remaining rental obligation under the Existing Lease in full, then if such Settlement (plus all previously reimbursed Galleria Rent) is less than $*********, such difference will not be paid to Tenant, but shall be provided to Tenant as reimbursement for Alterations made by Tenant to the Premises in accordance with the terms of this Lease. In the absence of any such settlement, Landlord will continue to make monthly reimbursements of Galleria Rent (up to the maximum amount) under the terms of this Section 20. If Landlord fails to timely pay any portion of the Galleria Rent to Tenant, and such failure continues for 5 business days after written notice from Tenant, such failure shall be a default by Landlord under this Lease and Tenant may, in addition to all other rights and remedies afforded Tenant hereunder or by law or equity, offset the amount of Galleria Rent then due to Tenant against the Rent due to Landlord hereunder. The Lease Reimbursement payable to Tenant shall be reduced on a dollar-for-dollar basis by the amount of such offset.

21. LETTER OF CREDIT

(a) General Provisions. Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, two standby, unconditional, irrevocable, transferable letters of credit (the “Letter(s) of Credit”) in the form of Exhibit K hereto and containing the terms required herein (or in such other form that is acceptable to Landlord in its sole discretion. Tenant must deliver one Letter of Credit (the “Primary Letter of Credit”) in the initial amount of $********* (subject to reductions described below). Tenant must deliver the Primary Letter of Credit to Landlord at least five (5) business days prior to the Commencement Date.

41	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

The other Letter of Credit (the “Additional Security Letter of Credit”) shall be in the initial amount of $****** and must be delivered concurrently with Tenant’s execution of this Lease. Each of the Letters of Credit must name Landlord as beneficiary, be issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s sole discretion (provided, however, HSBC is deemed to be acceptable to Landlord), permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause each Letter of Credit to be in effect, in the required amount, until the applicable LC Expiration Date. If either Letter of Credit held by Landlord expires earlier than the applicable LC Expiration Date, Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of the applicable Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 21, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the applicable LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

(b) The Primary Letter of Credit. Provided that no monetary Event of Default is then outstanding, Tenant may reduce the amount of the Primary Letter of Credit by 50% following the expiration of the 13th Lease Month. For purposes of clarification, the amount of the Primary Letter of Credit Shall be equal to the following amounts during the following periods:

Lease Months	Primary Letter of Credit Amount
1 – 13	$************
14 – 25	$**********

If a monetary Event of Default is outstanding at the end of the 13th Lease Month and Tenant cures such monetary Event of Default prior to Landlord drawing the Primary Letter of Credit in its entirety, and exercising its remedies under Paragraph 12(b)(ii), then on the date that is six months following Tenant’s cure of such Monetary Event of Default, Tenant may reduce the Primary Letter of Credit by 50% as set forth above, provided no additional monetary Event of Default occurs during such six month period. Provided that no monetary Event of Default is then outstanding, Tenant’s obligation to maintain the Primary Letter of Credit expires on the last day of the 25th Lease Month (“Primary LC Expiration Date”). If a monetary Event of Default is outstanding at the end of the 25th Lease Month and Tenant cures such monetary Event of Default prior to Landlord exercising its remedies under Paragraph 12(b)(ii), then Tenant’s obligation to maintain the Primary Letter of Credit will expire on the date that is six months from the date that there is no outstanding monetary Event of Default under the Lease (after taking into account Tenant’s cure of the same).

(c) The Additional Security Letter of Credit. Provided that no monetary Event of Default is then outstanding, Tenant’s obligation to maintain the Additional Security Letter of Credit expires on the last day of the 48th Lease Month (such date and the Primary LC Expiration Date, as applicable, the “LC Expiration Date”). If a monetary Event of Default is outstanding at the end of the 48th Lease Month and Tenant cures such monetary Event of Default prior to Landlord exercising its remedies under Paragraph 12(b)(ii), then Tenant’s obligation to maintain the Additional Security Letter of Credit will expire on the date that is six months from the date that there is no outstanding monetary Event of Default under the Lease (after taking into account Tenant’s cure of the same).

(d) Drawings under Letter(s) of Credit. Landlord shall have the right to draw upon either or both Letters of Credit, in whole or in part, at any time and from time to time:

(1) If an Event of Default occurs; or

(2) If either Letter of Credit held by Landlord expires earlier than the applicable LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of the applicable Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 21.

42	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

No condition or term of this Lease shall be deemed to render either Letter of Credit conditional to justify the issuer of such Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon one or both Letters of Credit upon the occurrence of any Event of Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 21(d).

(e) Use of Proceeds by Landlord. The proceeds of each Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any Event of Default by Tenant under this Lease. As soon as reasonably practicable after receipt of any Letter of Credit proceeds, Landlord shall deposit any unused proceeds in a separate account in the name of Landlord or its designee at a financial institution selected by Landlord in its sole discretion (the “LC Proceeds Account”). Landlord may apply funds from the LC Proceeds Account against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any Event of Default by Tenant under this Lease. Tenant hereby grants Landlord a security interest in the LC Proceeds Account and agrees that, in addition to all other rights and remedies available to landlord under applicable Law, Landlord shall have all rights of a secured party under the Texas Uniform Commercial Code with respect to the LC Proceeds Account. The LC Proceeds Account shall be under the sole control of Landlord. Tenant shall not have any right to direct the disposition of funds from the LC Proceeds Account or any other right or interest in the LC Proceeds Account; provided, however, Landlord agrees to exhaust the funds, if any, from the LC Proceeds Account with respect to an Event of Default prior to drawing upon either Letter of Credit. Tenant shall, at any time and from time to time, execute, acknowledge and deliver such documents and take such actions as Landlord or the bank with which the LC Proceeds Account is maintained may reasonably request concerning the creation or perfection of the security interest granted to Landlord in (including Landlord’s control of) LC Proceeds Account or to effect the provisions of this Section 21(e). Tenant does hereby make, constitute and appoint Landlord its true and lawful attorney-in-fact, for it and in its name, place and stead, to execute and deliver all such instruments and documents, and to do all such other acts and things, as Landlord may deem to be necessary or desirable to protect and preserve the rights granted to Landlord under this Section 21(e). Tenant hereby grants to Landlord the full power and authority to appoint one or more substitutes to perform any of the acts that Landlord is authorized to perform under this Section 21(e), with a right to revoke such appointment of substitution at Landlord’s pleasure. The power of attorney granted pursuant to this Section 21(e) is coupled with an interest and therefore is irrevocable. Any person dealing with Landlord may rely upon the representation of Landlord relating to any authority granted by this power of attorney, including the intended scope of the authority, and may accept the written certificate of Landlord that this power of attorney is in full force and effect. Photographic or other facsimile reproductions of this executed Lease may be made and delivered by Landlord, and may be relied upon by any person to the same extent as though the copy were an original. Anyone who acts in reliance upon any representation or certificate of Landlord, or upon a reproduction of this Lease, shall not be liable for permitting Landlord to perform any act pursuant to this power of attorney. Provided there is no Event of Default then outstanding, Landlord agrees to pay to Tenant within 30 days after the applicable LC Expiration Date the amount of any proceeds of such Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any Event of Default by Tenant under this Lease; provided, that if prior to the applicable LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

43	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(f) Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Additional Security Letter of Credit, the amount of the Additional Security Letter of Credit shall be less than the then-applicable Additional Security Letter of Credit Amount, Tenant shall, within five days after Landlord has provided Tenant written notice of Landlord’s application or use of all or any part of the Additional Security Letter of Credit, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total the Additional Security Letter of Credit Amount applicable to such Letter of Credit). Any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 21, and if Tenant fails to comply with the foregoing within two business days after Landlord delivers written notice of such failure to Tenant, then notwithstanding anything to the contrary contained in this Lease, the same shall constitute an Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber either Letter of Credit or any part thereof or any interest in the LC Proceeds Account and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(g) Transfer of Letter of Credit. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to one or both Letters of Credit to another party, person or entity, including Landlord’s mortgagee, to which Landlord assigns its interest in this Lease and/or to have such Letter(s) of Credit reissued in the name of Landlord’s transferee. Landlord’s transfer of less than all of its interest in the Letters of Credit shall not increase Tenant’s obligations with respect to the Primary Letter of Credit Amount and the Additional Security Letter of Credit Amount (e.g., Tenant would not have to deliver a new Additional Security Letter of Credit to a new landlord in the amount of $******* if Landlord retained an interest in a portion of the Additional Security Letter of Credit). If Landlord transfers its interest in the Building and transfers one or both Letters of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor (but only to the extent of such transfer). The provisions hereof shall apply to every transfer or assignment of all or any part of either Letter of Credit to a new landlord. In connection with any such transfer of the Letter(s) of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of such Letter(s) of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter(s) of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord’s written request therefor.

(h) Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall either Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context, including Sections 93.004-93.011 of the Texas Property Code, as such sections now exist or as may be hereafter amended or succeeded” (“Security Deposit Laws”), (2) acknowledge and agree that the Letters of Credit (including any renewals thereof or substitutes therefor or any proceeds thereof) are not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

(i) Replacement of Letters of Credit. If, upon Tenant’s request in connection with (or following) an initial public offering of stock (an “IPO”) in Tenant’s parent entity, Markit Group (or one of its affiliates), Tenant notifies Landlord that Tenant will pay off and terminate its credit facility (through which the Letters of Credit are provided), (i) the Primary Letter of Credit may be terminated (if it has not previously expired pursuant to Paragraph 21(b)) following the execution of a guaranty agreement (a “Guaranty”) from an entity (a “Guarantor”) and on terms that Landlord determines, in its sole discretion, provide Landlord with security not less than the security provided by the Primary Letter of Credit and (ii) the Additional Security Letter of Credit may be terminated (if it has not previously expired pursuant to Paragraph 21(b)) upon Tenant’s delivery of a cash security deposit in the then-applicable amount of the Additional Security Letter of Credit (the “Additional Security Deposit”). With respect to any Guaranty, Landlord agrees a Guaranty will provide Landlord with security not less than the security provided by the Primary Letter of Credit so long as such Guaranty is in the form attached hereto as Exhibit “J” and the Tangible Net Worth of the Guarantor is in excess of $**********. Tenant acknowledges that Landlord will require a detailed financial review of any proposed Guarantor; Tenant agrees to timely deliver all financial information requested by Landlord in connection with

44	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

such review and cooperate with Landlord in connection therewith. Landlord’s and Tenant’s rights and obligations with respect to the Additional Security Deposit shall be the same as the parties’ rights and obligations with respect to the Security Deposit as set forth in Paragraph 2(c). Within thirty (30) days from the date that the Additional Security Letter of Credit would have expired pursuant to the terms of Paragraph 21(c), Landlord shall return to Tenant any unapplied (in accordance with the terms of Paragraph 2(c)) portion of the Additional Security Deposit. Landlord will surrender to Tenant (1) the Primary Letter of Credit at any time following the execution of the Guaranty by Guarantor and (2) the Additional Security Letter of Credit at any time following Tenant’s deposit of the Additional Security Deposit with Landlord, each in accordance with the terms of this Paragraph 21(i).

22. MISCELLANEOUS

(a) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b) Waiver. No waiver by either party of any provision of this Lease or of any breach by the other party hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by such other party. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by a nationally recognized overnight delivery service (such as Federal Express or UPS) providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Paragraph 20(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 17 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such Notices shall be binding on Tenant as if such Notices have been provided directly by Landlord, and Tenant’s counsel may provide Notices to Landlord on behalf of Tenant and such Notices shall be binding on Landlord as if such Notices have been provided directly by Tenant.

(d) Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Property, if any, provided such access control does not interfere with Tenant’s rights hereunder. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING, THE PROPERTY OR THE CENTRE, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING, THE PROPERTY OR THE CENTRE, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY. Tenant

45	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Property or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters.

(e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.

(f) Holding Over. If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the first month of the holdover period, an amount equal to ********************** percent (***%) the Base Rent in effect at the expiration date, and thereafter ************** percent (***%) of the Base Rent in effect at the expiration date, in each case computed on a monthly basis for each month or part thereof during such holding over. All other payments (including payment of Additional Rent) shall continue under the terms of this Lease. In the event any unauthorized holding over continues for more than 10 days after the expiration or termination of this Lease, such holding over delays or prevents Landlord from delivering possession of all or a part of the Premises to another tenant or from commencing work to make all or part of the Premises available to another tenant, and Landlord has delivered written notice to Tenant identifying that portion of the Premises that has been leased to another tenant, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED, SUBJECT TO LANDLORD MAINTENANCE AND REPAIR OBLIGATIONS AND OTHER TERMS AND CONDITIONS OF THIS LEASE;

(ii) ACCEPTS THE PREMISES, THE BUILDING AND THE CENTRE AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

46	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h) Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance, disturbance or ejection by Landlord or any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) the Restrictions, or (ii) Security Documents to which this Lease is subordinate or may be subordinated in accordance with the requirements of Paragraph 16 above.

(i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Property recorded in the Real Property Records of the County in which the Property is located, prior to and subsequent to the date hereof, including, without limitation, all of the Restrictions. Unless Tenant consents in writing (which consent may be withheld in Tenant’s sole discretion), Tenant shall not be bound by any Matters of Record (or amendments to existing Matters of Record) not affecting the Property as of the date this Lease is executed by both Landlord and Tenant, which Matters of Record are filed by or on behalf of Landlord and materially increase Tenant’s obligations under this Lease (monetary or otherwise, including with respect to Operating Expenses), except for any Matters of Record recorded by or on behalf of Landlord due to requirements of any governmental or quasi-governmental entity or pursuant to any applicable Laws. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Centre, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of and/or access to the Premises by Tenant and do not materially increase Tenant’s obligations hereunder. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(k) Brokers. Tenant and Landlord each hereby represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs. Landlord hereby agrees to indemnify, defend and hold Tenant harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorney’s fees and costs.

(l) Centre or Building Name. Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Centre or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Centre or Building or use pictures or illustrations of the Centre or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Centre, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

47	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n) Time. Time is of the essence of this Lease and each and all of its provisions.

(o) Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 19, the term Landlord shall include Landlord, its employees, contractors and agents. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q) Authority. If Tenant is a corporation or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t) Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Centre imposed by Landlord as set forth on Exhibit C attached hereto, as the same may be changed from time to time upon reasonable written notice to Tenant provided such changes are applicable to all the tenants of the Building. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations. In the event of a conflict between this Lease and the Rules and Regulations, the terms of this Lease shall control.

(u) Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

48	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(v) Financial Statements. Upon Landlord’s written request (but not more than once per year), Tenant shall promptly furnish Landlord, from time to time with its most current audited, or in the absence of an audited financial statement, Tenant’s most current financial statements prepared in accordance with sound accounting principles consistently applied, certified by Tenant and an independent auditor (if audited) to be true and correct as of the date of the preparation of such financial statements, reflecting Tenant’s financial condition as of the date of preparation of such financial statements. Landlord agrees that any financial statements provided by Tenant are confidential and constitute proprietary information of Tenant, and that disclosure of the financial terms hereof could adversely affect Tenant. Landlord hereby agrees that Landlord and its partners, officers, directors, employees, agents, accountants and attorneys shall not disclose the terms of this Lease to any other person without Tenant’s prior written consent, except to any bona fide potential purchasers or lenders (and their respective partners, officers, directors, employees, agents accountants and attorneys) in connection with a sale or financing of the Property, or to an entity or person to whom disclosure is required by applicable law. Upon Tenant’s request prior to Tenant’s delivery of any financial statements pursuant to this Section, Landlord will execute a commercially reasonable non-disclosure agreement in a form reasonably acceptable to both Landlord and Tenant.

(w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, Tenant’s obligations under Article 6 and Article 8 of this Lease and Paragraph 20(f) of this Lease and Landlord’s monetary obligations hereunder (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(y) APPRAISED VALUE. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

(z) Waiver of Right to Jury Trial. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.

(aa) Office and Communications Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by one or more concessionaires under contract to Landlord (each such concessionaire is a “Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant may select a telecommunications provider other than Provider (“Tenant’s Telecom Provider”) subject to execution of a right of access agreement between Tenant’s Telecom Provider and Landlord. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii)

49	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

(bb) OFAC Compliance.

(i) Certification. Landlord and Tenant each, to its knowledge, certifies, represents, warrants and covenants that:

(A) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii) Indemnity. Each party hereby agrees to defend (with counsel reasonably acceptable to the indemnified party), indemnify and hold harmless the other party from and against any and all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(cc) No Easement for Light, Air and View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

(dd) Non-Disclosure of Lease Terms. Tenant agrees that the financial terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the financial terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, to a party considering or pursuing the potential acquisition of the assets or stock of Tenant, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease.

(ee) [Intentionally Omitted.]

(ff) ERISA. Tenant is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, which is subject to Section 4975 of the Internal Revenue Code of 1986; and (b) the assets of Tenant do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986; and (c) Tenant is not a

50	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

“governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Tenant do not constitute plan assets of one or more such plans; or (d) transactions by or with Tenant are not in violation of state statutes applicable to Tenant regulating investments of and fiduciary obligations with respect to governmental plans.

(gg) Tenant’s Signage. For so long as Tenant leases and occupies at least 40,000 square feet of Rentable Area in the Building, Tenant shall be allowed signage on the currently existing multi-tenant Building monument sign located under the porte-cochere at the main entrance of Two/Three Lincoln Centre. Tenant is solely responsible for the cost of procurement and installation of Tenant’s signage panel (but such cost may be paid out of the Tenant Improvement Allowance); the design of Tenant’s signage must be consistent with the design of other signage panels on the monument sign and is subject to Landlord’s approval in its reasonable discretion. Tenant may exercise its right to signage on the monument sign at any time prior to the date that is 90 days after the Commencement Date (“Signage Deadline”); If Tenant has not installed its monument signage (in accordance with this Paragraph 26(gg) prior to the Signage Deadline, Tenant’s right to such monument signage is automatically waived. In addition to costs of procurement and installation of Tenant’s signage, Tenant, at its sole cost must remove its signage and restore all damage resulting therefrom upon the sooner of the expiration or termination of the Lease or the termination of Tenant’s right to monument signage under the terms hereof. Landlord, at no additional cost to Tenant will provide Tenant with a listing in the Building’s electronic directory. Signage at the Premises is at Tenant’s sole cost, which may be applied against the Tenant Improvement Allowance.

[SIGNATURE PAGE TO FOLLOW]

51	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

SIGNATURE PAGE TO OFFICE LEASE

BY AND BETWEEN

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,

A NEW YORK CORPORATION, FOR THE BENEFIT OF ITS REAL ESTATE ACCOUNT, AS

LANDLORD,

AND MARKIT WSO CORPORATION, AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

“LANDLORD”:		“TENANT”:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account		MARKIT WSO CORPORATION, a Texas corporation

By:	/s/ Duane C. Hale	By:	/s/ Mark Murray
Name:	Duane C. Hale	Name:	Mark Murray
Title:	Director	Title:	EVP

52	TEXAS WITH BASE YEAR

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment

has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

This FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this First Amendment) is made and entered into as of October 22, 2012 (the First Amendment Date), by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account (Landlord), and Markit WSO Corporation, a Texas corporation (Tenant).

BACKGROUND:

A.	On June 15, 2012, Landlord and Tenant entered into an Office Lease Agreement (the Lease) for approximately 47,413 square feet of Rentable Area (the Premises) in Suites 800 and 900 of the building commonly known as Three Lincoln Centre (the Building), being a part of the office complex commonly known as Lincoln Centre (the Centre).

B.	Landlord and Tenant desire to amend the Lease to, among other things, establish the Commencement Date for the Lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease.

2.	Commencement Date. The term “Estimated Commencement Date” is deleted from the Basic Lease Terms. The first sentence of Section 1(a) of the Lease is deleted and the following substituted therefor:

“The Initial Term of this Lease and the Rent (defined below) shall commence on October 1, 2012 (the “Commencement Date”), subject to adjustment on a day for day basis by each day of Landlord Delay. As used herein, the term “Landlord Delay” is any delay in the Substantial Completion of the Tenant Improvements (as defined in Exhibit B to the Lease) resulting from any failure by Landlord to (a) furnish any information or deliver or approve any required documents within the time periods set forth in Exhibit B or (b) any inability of Landlord to obtain Building standard materials for construction of the Tenant Improvements within necessary timeframes. If the Commencement Date is adjusted to a later date due to Landlord Delay, then the Landlord will refund the amount of Rent payable with respect to such days of Landlord Delay or will credit such amount against installments of Rent next becoming due under the Lease.”

In addition, the last sentence of Section 1(a) of the Lease is deleted in its entirety.

3.	Late Delivery. Section 1(b) of the Lease is deleted and the following substituted therefor:

“(b) The Premises will be delivered to Tenant when the Tenant Improvements have been Substantially Completed. If Substantial Completion of the Tenant Improvements is delayed or otherwise does not occur on or before the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing, if the Tenant Improvements in the Premises are not Substantially Completed by February 1, 2013 (subject to the Materials Delay provisions in Exhibit B, the “Abatement Date”), Tenant may offset from its Base

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential

Treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

Rent obligations first accruing following Substantial Completion, an amount equal to one day of Base Rent per day for each day thereafter until the day that Landlord tenders possession of the Premises (with the Tenant Improvements Substantially Completed). If the Tenant Improvements in the Premises are not Substantially Completed by April 1, 2013 (subject to Materials Delay provisions in Exhibit B, the “Outside Date”), then Tenant may terminate this Lease (without penalty) by giving written notice to Landlord within 5 business days after the Outside Date, provided that the Tenant Improvements are not Substantially Completed prior to Landlord’s receipt of Tenant’s termination notice. If Landlord does not actually receive Tenant’s termination notice within the foregoing 5 business-day period, Tenant is deemed to waive its right to terminate under this Paragraph 1. The abatement and termination rights afforded to Tenant under this Paragraph 1 shall be Tenant’s sole remedy for Landlord’s failure to timely Substantially Complete the Tenant Improvements and deliver the Premises by the Commencement Date.”

4.	Performance of Obligations. Subject to Sections 4 and 5 of this First Amendment, Landlord and Tenant each agree to commence performance of their applicable obligations under the Lease as of the Commencement Date, pursuant to the terms thereof, including Landlord’s payment of the Galleria Rent. In addition and for all purposes under the Lease, Landlord and Tenant acknowledge and agree that as of the First Amendment Date, no Tenant Delay, Materials Delay or Landlord Delay has occurred.

5.	Payment of Rent; Letters of Credit. Notwithstanding anything in the Lease to the contrary, including Section 4 of this First Amendment and Paragraphs 2(b), 3(f) and 3(g) of the Lease, no installment of Rent shall be payable by Tenant until the date that is ten business days after the First Amendment Date (the “Initial Payment Date”). On or before the Initial Payment Date, Tenant shall pay all Rent that would have otherwise been due under the Lease prior to such date.

6.	Galleria Rent. Notwithstanding the terms of Section 4 of this First Amendment and Paragraph 20 of the Lease, Landlord’s first reimbursement for the Galleria Rent shall not be due prior to the Initial Payment Date.

7.	Tenant Delay. The following sentence is deleted from Exhibit B, Paragraph A: “If Tenant fails to timely deliver such drawings, then each day after the Initial CD Deadline that such drawings are not delivered to Landlord shall be a Tenant Delay Day.” In addition, the reference to “Tenant Delay” in Exhibit B, Paragraph B is hereby replaced with “Materials Delay”. Landlord waives any right to claim a Tenant Delay in connection with the Tenant Improvements in the Premises, and Tenant Delay shall only apply to the extent set forth in Paragraphs 9 and 10 of the Lease.

8.	Materials Delay. The following provision is added to Exhibit B, Paragraph D:

“If Landlord is delayed in substantially completing the Tenant Improvements or any Additional Work as a result of any of the following (“Materials Delay(s)”):

(1) the construction of the internal stairway connecting the floors of the Premises, provided that Landlord obtains a certificate of occupancy for the Premises (which may be partial or temporary) allowing Tenant’s occupancy of the Premises for the Permitted Use, despite the incompletion of the internal stairway; or

(2) Tenant’s request for materials, finishes, or installations (other than Landlord’s Building standard items) that Landlord or its contractor has or will identify in writing to Tenant (which writing may be via email), as having a reasonable probability of delaying the completion of the Tenant Improvements due to limited supplies or suppliers, length of time to be fabricated or manufactured and delivered or installed, existing or impending labor problems or other foreseeable circumstances

2

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential

Treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

then the Abatement Date and the Outside Date, as set forth in Section 1(b) of the Lease, will each be extended by the number of days of Materials Delays. Tenant acknowledges that as of the date of this First Amendment, Landlord has informed Tenant of materials, finishes and installations with a reasonable probability of delaying the completion of the Tenant Improvements; no further notice is required in connection therewith. Landlord agrees to provide Tenant with timely updates regarding such delays as well as the total number of days of any Materials Delay once the duration of such Materials Delay is determined, as well as with timely notice of any additional delays in obtaining materials, finishes and installations of which Landlord receives notice from its contractor, its vendors, etc. Notwithstanding the terms of this Section 8, no additional Materials Delay shall exist unless Landlord gives Tenant written notice, within a reasonable time following Landlord’s discovery of such Materials Delay(s), of the occurrence thereof, which notice shall include a reasonably specific description of such Materials Delay(s) and the then-estimated duration of each Materials Delay(s) described in such notice. Subject to Tenant’s rights in Section 1(b) of the Lease, neither Landlord nor Tenant shall have any liability for a Materials Delay.”

9.	Conflicts. The terms of this First Amendment prevail if there is a conflict with the terms of the Lease.

10.	Headings. The headings or captions of the paragraphs in this First Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

11.	Binding Effect. This First Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

12.	Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

3

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential

Treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

EXECUTED as of the date first above written.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account

By:	/s/ Duane C. Hale
Name:	Duane C. Hale
Title:	Senior Director

TENANT:

MARKIT WSO CORPORATION, a Texas corporation

By:	/s/ Mark Murray
Name:	Mark Murray
Title:	MD

4

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential

Treatment has been requested with respect to the omitted portions.